Exhibit 4.29

Contract No.: [2020 SYZBZ No. 811208071607]

Contract of Maximum Guarantee

(Version 2.0, 2018)

Filling Instructions

1. This Contract shall be filled out with a blue black or black roller pen or pen.

2. This Contract shall be filled out completely, and the handwriting shall be clear and neat.

3. The currency shall be filled out in Chinese instead of a currency symbol. The Chinese name of the currency shall be added before the monetary amount in words and the currency symbol shall be added before the monetary amount in figures.

4. Any excessive blank space or unfilled blank space in this Contract may be handled by marking a broken line or slash, affixing a seal indicating “Blank Below” or filling out the words “Blank Below”.

Contract of Maximum Guarantee

Guarantor: Gracell Biotechnologies (Shanghai) Co., Ltd. (hereinafter referred to as Party A)

(The institution should fill out here)		(The individual should fill out here)

12/F, Building No. 1, No.926
Domicile:	Yishan Road, Xuhui District, Shanghai	Type of Certificate:

Postal Code:	200030	Certificate No.:

Contact Person:	[***]	Domicile:

Telephone:	[***]	Postal Code:

Fax:	/	Employer:

Email:	/	Telephone:

Legal Representative: Cao Wei		Email:

Opening Bank and Account No.: [***]

Creditor: Suzhou Branch of China CITIC Bank Co., Ltd. (hereinafter referred to as Party B)

Domicile: West Building, Financial Port Business Center, 266 Suzhou Avenue East, Suzhou Industrial Park

Postal Code: 215000

Contact Person: [***]

Telephone: [***]

Fax: /

Email: [***]@citicbank.com

Legal Representative/Principal: [***]

Signed at: Suzhou City

Contract Signing Date: December 09, 2020

In order to ensure the discharge of multiple creditor’s rights between Party B and Suzhou Gracell Biotechnologies Co., Ltd. (hereinafter referred to as the “Master Contract Debtor”) within a certain period and guarantee the realization of Party B’s creditor’s rights, Party A is willing to provide the Maximum Amount Guarantee for the debtor’s discharge of the debts, and Party B agrees to accept the Maximum Amount Guarantee provided by Party A. NOW, THEREFORE, according to the General Provisions of the Civil Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, the Guarantee Law of the People’s Republic of China and other relevant laws and regulations, Party A and Party B reach the following agreement through equal negotiation:

Article 1 Definitions

1.1 “Maximum Amount Guarantee” refers to the guarantee provided by Party A to Party B within the limit of the maximum creditor’s right amount as agreed in this Contract in respect of the continuous multiple creditor’s rights enjoyed by Party B to the Master Contract Debtor within a certain period. In the event of any circumstance specified herein under which Party A shall bear the guarantee liability, Party B has the right to require Party A to bear the guarantee liability within the limit of the maximum creditor’s right amount.

Article 2 Creditor’s Right under the Master Contracts and the Guarantee

2.1 A series of contracts, agreements and other legal documents signed by Party B and the Master Contract Debtor to form the relationship of creditor’s right and debts within the period specified in Article 2.2 of this Contract are the master contracts of this Contract (hereinafter referred to as the “Master Contracts”).

2.2 The creditor’s right guaranteed by Party A under this Contract refer to a series of creditor’s right enjoyed by Party B according to the Master Contracts signed with the Master Contract Debtor during the period from December 9, 2020 to December 9, 2021 (including the commencement date and expiry date of the period).

If the specific business handled by Party B for the Master Contract Debtor is a bill, a letter of credit, a letter of guarantee, a commercial acceptance bill discount guarantee (including the circumstance that the Master Contract Debtor is the acceptor and holder, etc.) or other contingent liability business, Party A irrevocably undertakes and warrants that as long as the contract signing date corresponding to the said business, the opening date or expiry date of the bill, the letter of credit or the letter of guarantee or Party B’s actual advance payment date or guarantee liability discharge date occurs within the period specified in this section, all the creditor’s rights formed by Party B based on the said business shall be included in the guarantee scope of this Contract, and Party A is willing to bear the corresponding guarantee liability.

If the specific business handled by Party B for the Master Contract Debtor is factoring business, Party A irrevocably undertakes and warrants that as long as the signing date of the factoring contract or the date of performance of the repurchase liability corresponding to the said business occurs within the period specified in this section, all the creditor’s rights formed by Party B based on the said business shall be included in the guarantee scope of this Contract, and Party A is willing to bear the corresponding guarantee liability.

2.3 The limit of the maximum creditor’s right amount as guaranteed by Party A under this Contract shall be the limit determined in the following manner (1):

(1) (Currency) [RMB] (Amount in words): RMB FIFTY MILLION ONLY.

(2) Principal of creditors’ rights (Currency) [/] (Amount in words): The sum of [/] and corresponding interest, penalty interest, compound interest, liquidated damages, damages, and all expenses incurred in realizing the creditor’s rights and security rights (including but not limited to litigation costs, arbitration fees, attorney fees, travel expenses, assessment fees, ownership transfer fees, preservation fees, announcement fees, notarization and certification fees, translation fees, execution fees, etc.) and all other expenses payable.

2.4 In Article 2.3 of this article, “principal” refers to the principal of creditor’s rights enjoyed by Party B to the Master Contract Debtor, including but not limited to the loan principal in domestic and foreign currencies that the principal debtor shall repay as well as the amount of bank acceptance bills, the amount of the letter of credit and the amount of the letter of guarantee, all of which the principal debtor has applied for.

2.5 Party A and Party B agree through negotiation that the creditor’s rights enjoyed by Party B under the contract and listed in the appendix hereto List of Creditor’s Rights Transferred to the Maximum Amount Guarantee signed by Party B and the Master Contract Debtor before this Contract comes into force shall also be transferred to the scope of creditor’s rights under the Maximum Amount Guarantee of this Contract.

Article 3 Scope of Guarantee

3.1 The scope of this guarantee includes the principal creditor’s rights under the Master Contracts, interest, penalty interest, compound interest, liquidated damages, damages, expenses incurred in realizing the creditor’s rights (including but not limited to litigation costs, arbitration fees, attorney fees, travel expenses, assessment fees, ownership transfer fees, preservation fees, announcement fees, execution fees, etc.) and all other expenses payable.

Article 4 Mode of Guarantee

4.1 The guarantee method under this Contract is a joint liability guarantee. If the debtor fails to discharge or does not fully discharge its debt upon expiry of the discharge period of a single debt under the Master Contracts, Party B shall have the right to directly require Party A to bear the guarantee liability.

Article 5 Guarantee Period

5.1 The guarantee period under this Contract is three years from the date of expiry of the debt discharge period under the Master Contracts, that is, three years from the date of expiry of the debt discharge period agreed by the debtor according to a specific business contract. The guarantee period under each specific business contract shall be calculated separately.

5.2 The period for the Master Contract Debtor’s discharge of the debt shall be subject to the provisions of the Master Contracts. However, if the debt under the Master Contracts becomes mature ahead of schedule according to the provisions of laws, regulations and rules or pursuant to the provisions of the Master Contracts or both parties to the Master Contracts agree to extend the debt discharge period and obtain the consent of Party A, then the debt under the Master Contracts shall become mature ahead of schedule, or the maturity date thereof shall be extended to the date when the debt discharge period expires. If the Master Contracts stipulate that the debtor shall repay the debts in installments, the maturity date of the last debt shall be the date when the debt discharge period under the Master Contracts expires.

If the business under the Master Contracts is a letter of credit or a bank acceptance bill, the date when Party B makes an advance payment according to the letter of credit or the bank acceptance bill shall be the date when the debt discharge period of the Master Contract Debtor expires.

If the business under the Master Contracts is a letter of guarantee, the date when Party B actually performs the guarantee liability according to the letter of guarantee shall be the date when the debt discharge period of the Master Contract Debtor expires.

If the business under the Master Contracts is factoring business, the repurchase price payment date stipulated in the factoring contract shall be the date when the debt discharge period of the Master Contract Debtor expires.

If the business under the Master Contracts is other contingent liability business, the actual payment date of Party B shall be the date when the debt discharge period of the Master Contract Debtor expires.

Article 6 Party A’s Representations and Warranties

6.1 (Applicable to institutions) Party A is a Chinese legal person or other institution established according to the laws of the People’s Republic of China, has the capacity for civil rights and conduct necessary for signature and performance of this Contract, and can bear civil liabilities independently, and Party A has obtained all necessary and legal internal and external approvals and authorizations for signature of this Agreement.

(Applicable to individuals) Party A is a natural person having the capacity for civil rights and conduct necessary for signature and performance of this Contract according to the laws of the People’s Republic of China, can bear civil liabilities independently, has no bad credit record such as overdue loans, interest in arrears or malicious overdraft of credit cards, has no criminal record, and complies with all the requirements of laws and regulations for guarantors.

6.2 Party A fully understands and agrees to all the terms of the Master Contracts, and recognizes the authenticity of the transactions related to the Master Contracts. Party A voluntarily provides a guarantee for the Master Contract Debtor, and all its expressions of intention under this Contract are true. Party A undertakes that even if the actual use of the credit amount by the Master Contract Debtor is inconsistent with the provisions of the Master Contracts (including but not limited to repaying one loan with another loan), Party A will still bear the guarantee liability according to the provisions of this Contract.

6.3 The provisions of this guarantee by Party A will not be restricted or prohibited in any way, and will not cause any illegal circumstance.

6.4 All materials and information provided by Party A are legal, truthful, accurate and complete. Except for the circumstances disclosed to Party B in writing, Party A has not refrained from disclosing to Party B any other major liabilities (including contingent liabilities), breaches of contracts, litigation, arbitration or other major matters affecting its assets that may affect the performance of this Contract.

6.5 Party A undertakes as follows: When the Master Contract Debtor fails to discharge any mature debt or there occurs any circumstance under which the Guarantor shall bear the guarantee liability, Party B has the right to directly require Party A to bear the guarantee liability within the scope of its guarantee without the prior exercise of other guarantee rights (including but not limited to the prior disposal of the property guarantee provided by the Master Contract Debtor and/or the third party), whether Party B has any other guarantee for the creditor’s rights under the Master Contracts or not (including but not limited to any guarantee, security, letter of guarantee, standby letter of credit or other guarantee method provided by the Master Contract Debtor and/or the third party); If the guarantee scope of this Contract includes multiple creditor’s rights, Party B has the right to determine the repayment order and proportion among the creditor’s rights.

6.6 If Party B waives any other guarantee right enjoyed by it (whether the guarantee is provided by the debtor or a third party) or changes the order or content of the said guarantee right for any reason, resulting in the loss or reduction of Party B’s repayment priority under the said guarantee right, Party A undertakes that the guarantee liability to Party B shall not be exempted or reduced for this reason.

6.7 Party A shall comply with the anti-money laundering laws and regulations of the People’s Republic of China, and shall not participate in criminal activities such as suspected money laundering, terrorist financing and proliferation financing. Party A shall actively cooperate with Party B in customer identification and due diligence, provide true, accurate and complete customer information, and comply with Party B’s anti-money laundering and anti-terrorist financing management regulations. For customers suspected of money laundering and terrorist financing on reasonable grounds, Party B will take necessary control measures according to the anti-money laundering regulatory provisions of the People’s Bank of China.

Article 7 Party A’s Rights and Obligations

7.1 (Applicable to institutions) In the case of any circumstance that may or is sufficient to affect Party A’s guarantee ability during the term of this Contract, including but not limited to its equity conversion, restructuring, merger, division, joint-stock reform, joint venture, cooperation, joint operation, contracting, change of business scope and registered capital, transfer of major assets, etc., Party A shall notify Party B in writing thirty (30) days in advance. If Party A disposes of its major assets by transferring, leasing or creating a guarantee for debts other than those under this Contract, it shall obtain the prior written consent of Party B.

(Applicable to individuals) In the case of any circumstance that may or is sufficient to affect the guarantee ability of the enterprises in which Party A is the controlling shareholder or the actual controller, including but not limited to these enterprises’ equity conversion, restructuring, merger, division, joint-stock reform, joint venture, cooperation, joint operation, contracting, change of business scope and registered capital, transfer of major assets, etc., Party A shall notify Party B in writing three (3) days in advance.

7.2 (Applicable to institutions) In case of any circumstance that may or is sufficient to affect Party A’s guarantee ability during the term of this Contract, including but not limited to its business suspension, business closure or application for bankruptcy, acceptance of its bankruptcy application, declaration of bankruptcy, dissolution, revocation of its business license, its cancelation, deterioration of its financial status or its involvement in any litigation, arbitration, criminal, civil or administrative punishment and economic dispute, Party A shall notify Party B in writing within three (3) days after the occurrence or possible occurrence of the said circumstance.

(Applicable to individuals) In case of any circumstance that may or is sufficient to affect the guarantee ability of the enterprises in which Party A is the controlling shareholder or the actual controller during the term of this Contract, including but not limited to business suspension, business closure or application for bankruptcy, acceptance of its bankruptcy application, declaration of bankruptcy, dissolution, revocation of its business license, its cancelation, deterioration of its financial status or its involvement in any litigation, arbitration, criminal, civil or administrative punishment and economic dispute, Party A shall notify Party B in writing within three (3) days after the occurrence or possible occurrence of the said circumstance.

7.3 (Applicable to institutions) If Party A’s legal representative, leader or controlling shareholder is involved in any circumstance that may affect its guarantee ability during the term of this Contract, including but not limited change in his/her nationality, domicile or marital status, his/her unemployment, disability or critical illness, deterioration of his/her financial status or his/her involvement in any litigation, arbitration, criminal, civil or administrative punishment and economic dispute, Party A shall notify Party B in writing within three (3) days after the occurrence or possible occurrence of the said circumstance.

(Applicable to individuals) If Party A is involved in any circumstance that may affect its guarantee ability during the term of this Contract, including but not limited change in his/her nationality, domicile or marital status, his/her unemployment, disability or critical illness, deterioration of his/her financial status or his/her involvement in any litigation, arbitration, criminal, civil or administrative punishment and economic dispute, Party A shall notify Party B in writing within three (3) days after the occurrence or possible occurrence of the said circumstance.

7.4 If Party A changes its name, address, contact information or other information during the term of this Contract, it shall notify Party B in writing within three (3) days after such change.

7.5 If Party A is involved in any of the circumstances set forth in Articles 7.1, 7.2 and 7.3 of this article during the term of this Contract, Party A warrants that it will properly implement all the guarantee liabilities under this Contract according to the requirements of Party B and provide a specific scheme for the implementation of the guarantee liabilities.

7.6 Party A undertakes that its representations and warranties are true, effective and complete. If Party A breaches Article 6 of this Contract during the term of this Contract, Party A warrants that it will properly implement all the guarantee liabilities under this Contract according to the requirements of Party B and provide a specific scheme for the implementation of the guarantee liabilities.

7.7 If Party B and the Master Contract Debtor agree to change the Master Contracts, except for extension of the term or increase in the debt amount of the Master Contract Debtor, Party A is not required to separately obtain the consent of Party A, and Party A shall continue to bear the guarantee liability for the creditor’s rights under the changed Master Contracts according to the provisions of this Contract.

In case of extension of the Master Contracts or the increase in the debt amount of the Master Contract Debtor with the approval of Party A, Party A shall continue to bear the guarantee liability for the creditor’s rights under the unchanged Master Contracts according to the provisions of this Contract.

7.8 During the guarantee period, Party A shall not provide any third party with any guarantee beyond its own affordability.

7.9 (Applicable to individuals) During the term of this Contract, Party A shall, according to the requirements of Party B, truthfully provide information and relevant legal documents that effectively prove its ability to perform the contract, such as the information on his/her personal identity, occupation, income, expenses, liabilities, guarantee and economic disputes with others.

7.10 If the debtor fails to repay any debt as agreed in the Master Contracts upon expiry of the debt discharge period under the Master Contracts or early maturity of the debt of the Master Contracts as agreed in the Master Contracts, Party B has the right to directly require Party A to bear the guarantee liability. For any claim made by Party B, Party A warrants that it will not refuse to pay or defend such claim for any reason.

7.11 Party A has the obligation to provide Party B with a balance sheet and a description of all external guarantees, and to provide Party B with statements and other documents that truly reflect its financial status on a regular basis or at any time upon Party B’s request.

7.12 If the business under the Master Contracts is a domestic letter of credit, the buyer’s financing under a domestic letter of credit, an import letter of credit or import bill advance/entrusted import payment business, and if Party B or its designee or authorizer or the confirming bank or negotiating bank of the letter of credit makes external payment or other payment, Party A shall have an irrefutable guarantee obligation, and Party A shall not present any exemption or defense because any judicial or administrative organ issues a stop payment order or injunction against the payment obligation under the letter of credit, or takes measures to seal up, detain or freeze the property related to the letter of credit or similar measures, or due to the discrepancy between the letter of credit and relevant documents.

7.13 Under the pickup guarantee, the endorsement of the bill of lading and the authorized pickup, Party A shall not present any exemption or defense due to the Master Contract Debtor’s refusal to pay the amount of the corresponding letter of credit.

7.14 If Party B transfers the creditor’s rights under the Master Contracts during the term of this Contract, Party A agrees to continue to bear the guarantee liability to the transferee of the creditor’s rights according to the provisions of this Contract.

7.15 Party A agrees to authorize Party B to inquire about Party A’s credit records from the basic financial credit information database and the credit reference institutions approved by the People’s Bank of China, and agrees that Party B may provide the credit information related to Party A to the basic financial credit information database and the credit reference institutions approved by the People’s Bank of China.

Article 8 Party B’s Rights and Obligations

8.1 If the Master Contract Debtor fails to discharge all or part of the debts as agreed on the date when the debt discharge period of the Master Contracts expires, Party B has the right to require Party A to bear the guarantee liability as agreed herein.

8.2 Party B does not need to notify Party A when signing a specific business contract with the debtor for the specific credit extension business under the Master Contracts.

8.3 In case of any circumstance affecting Party A’s guarantee ability, including but not limited to the circumstances stipulated in Articles 9.1.2 to 9.1.9 of this Contract, Party B has the right to require Party A to provide an additional guarantee accepted by Party B.

8.4 Party B shall maintain the confidentiality of the materials, documents and information about Party A that are provided by Party A, except those that shall be consulted or disclosed according to laws, regulations, rules or the requirements of competent authorities.

Article 9 Assumption of the Guarantee Liability

9.1 If any of the following circumstances occurs during the term of this Contract, Party B has the right to require Party A to perform the guarantee liability or take corresponding legal measures against Party A or Party A’s property or property rights:

9.1.1 Party B is not repaid when any debt discharge period under the Master Contracts expires (including early expiry), or the Master Contract Debtor breaches other provisions of the Master Contracts;

9.1.2 Party A or the Master Contract Debtor stops business, goes out of business, applies for bankruptcy, is subject to acceptance of its bankruptcy application, is declared bankrupt, dissolved or liquidated, stops business for internal rectification, or is canceled, or its business license is revoked;

9.1.3 Party A suffers any major financial loss or asset loss, or any asset loss or other financial crisis attributable to its external guarantee, and fails to provide a corresponding guarantee or the guarantee provided by it cannot satisfy Party B;

9.1.4 Party A’s controlling shareholder and other related companies have a crisis in operation or finance, or Party A has a major related transaction with the controlling shareholder and other related companies, which affects Party A’s normal operation, and Party A fails to provide a corresponding guarantee or the guarantee provided by it cannot satisfy Party B;

9.1.5 Party A’s industry has undergone adverse changes, and Party A fails to provide a corresponding guarantee or the guarantee provided by it cannot satisfy Party B;

9.1.6 (Applicable to institutions) Party A’s senior executive is suspected of any major corruption, bribery, malpractice or illegal business case, and Party A fails to provide a corresponding guarantee or the guarantee provided by it cannot satisfy Party B;

(Applicable to individuals) Party A is subject to administrative or criminal punishment or is involved in any major civil legal dispute, which may or is sufficient to affect its guarantee ability, and fails to provide a corresponding guarantee or the guarantee provided by it cannot satisfy Party B;

9.1.7 Party A breaches Articles 7.5 and 7.6 of this Contract for failing to implement all the guarantee liabilities under this Contract or fails to provide a corresponding guarantee or the guarantee provided by it cannot satisfy Party B;

9.1.8 Cross Default. Party A breaches other debt documents and fails to cure such breach when the applicable grace period expires, which leads to any of the following circumstances and also constitutes a breach of this Contract, namely cross default:

(1) The maturity of the debt under other debt documents is declared or can be declared accelerated;

(2) Although the debt under other debt documents is not involved in the circumstance under which its maturity is declared or can be declared accelerated, there is a default on payment;

9.1.9 There occurs any other event that endangers or damages or may endanger or damage the rights and interests of Party B.

9.2 If Party B requires Party A to bear the guarantee liability, Party A shall pay Party B immediately according to the notified amount and method from the date of receipt of the written notice from Party B.

9.3 Party A shall repay the debts under the Master Contracts in the following order when performing the guarantee liability:

(1) Pay the fees, liquidated damages, damages, etc. payable under this Contract, the Master Contracts and relevant laws;

(2) Pay the penalty interest and compound interest payable under the Master Contracts;

(3) Pay the interest payable under the Master Contracts;

(4) Pay the principal payable under the Master Contracts;

If Party A fails to repay or pay all the amounts in the same order when performing the guarantee liability, Party B has the right to choose the proportion and order of repayment.

9.4 When Party A fails to perform its obligations according to Articles 7.5, 7.6, 9.1 and 9.2 of this Contract, or Party A fails to repay or pay all the amounts in the same order when performing the guarantee liability, Party A authorizes Party B to directly make deduction from any account opened by Party A in China CITIC Bank and/or exercise the right to dispose of Party A’s property or property rights legally occupied and managed by Party B for the purpose of repaying the debts under the Master Contracts. If the currency in the account is different from that of the creditor’s rights in the Master Contracts when Party B deducts an amount from Party A’s account, such amount shall be converted according to the exchange rate published by Party B on the date of deduction.

9.5 If Party B alone brings a lawsuit against Party A when the Master Contract Debtor enters into bankruptcy proceedings, the expenses paid by Party B for this reason, including but not limited to the litigation costs and attorney fees, shall be borne by Party A, and Party A has no objection to that.

Article 10 Liability for Breach of Contract

10.1 After this Contract comes into force, both parties shall perform the obligations agreed in this Contract. If either party fails to perform or does not fully perform the obligations agreed in this Contract, it shall bear the corresponding liability for breach of contract and compensate for the losses caused thereby to the other party.

10.2 If the representations and warranties made by Party A in Article 6 of this Contract are untrue, inaccurate, incomplete or intentionally misleading, causing losses to Party B, compensation shall be made for such losses.

10.3 If this Contract becomes invalid due to Party A’s fault, Party A shall compensate Party B for all losses within the scope of guarantee.

Article 11 Accumulation of Rights

11.1 Party B’s rights under this Contract are cumulative and shall not affect or exclude any rights Party B may have against Party A according to laws and other contracts. Unless Party B indicates in writing, Party B’s failure to exercise, partial exercise of and/or delay in exercising any of its rights shall not constitute a waiver or partial waiver of such right, or affect, prevent or hinder Party B’s continued exercise of such right or exercise of any other right.

Article 12 Continuity of Obligations

12.1 All the obligations and joint and several liabilities of Party A under this Contract shall be continuous, and shall be fully binding on its property heirs or devisees, legal agents, receivers and transferees, and any subject after its merger, division, restructuring, joint-stock reform, name change, etc., and none of them shall be affected by any dispute, claim or legal procedure, or any contract or document signed by the Master Contract Debtor and any natural person or legal person, or be changed in any way due to the Master Contract Debtor’s bankruptcy, insolvency, loss of the enterprise qualification, change of the articles of association or essential change.

Article 13 Notarization of Enforcement

13.1 If Party B requires, Party A agrees to apply to a notary organ for the notarization of the enforcement of this Contract, and the notary organ shall grant the enforcement force to this Contract according to law. The notary organ shall be selected by Party B, and the notarization fees paid for the notarization of the enforcement shall be borne by Party A. Party A undertakes that if Party A fails to perform or does not fully perform its obligations under this Contract, Party A will voluntarily accept the enforcement by the judicial organ without going through litigation or arbitration procedures. Party B has the right to directly apply to the notary organ for the issuance of an enforcement certificate and to the people’s court with jurisdiction for enforcement. The amount of principal and interest of the enforced creditor’s rights and other related expenses shall be calculated by Party B according to the standards and methods agreed in this Contract, and Party A waives all rights of defense at the same time. The service address and service effect confirmation method of the enforcement certificate notarizing the enforcement and other relevant notices and documents shall be based on this Contract.

13.2 Party A and Party B confirm that they have a completely clear understanding of the meaning, content, procedure and effect of the enforcement notarization in relevant laws, regulations and normative documents.

Article 14 Other Agreed Matters

This Contract is signed at 251 Changxu Road, Suzhou City, and is under the jurisdiction of the court in the place where this Contract is signed.

In case of any conflict between this article and other provisions, this article shall prevail.

Article 15 Governing Law

15.1 This Contract shall be governed by the laws of the People’s Republic of China (for the purpose of this Contract, excluding the laws of Hong Kong, Macao and Taiwan).

Article 16 Dispute Resolution

Gracell Biotechnologies (Shanghai) Co., Ltd. (Seal)

16.1 Any dispute arising from or in connection with this Contract shall be settled by both parties through negotiation; If the negotiation fails, both parties agree to adopt the following solution (2):

(1) Apply to [    ] Arbitration Commission for arbitration according to its arbitration rules in force at the time of application for arbitration;

(2) Bring a lawsuit to the people’s court with jurisdiction in the place where Party B is located.

Article 17 Validity of the Contract

17.1 This Contract is independent of the Master Contracts. If the Master Contracts become invalid for any reason, the validity of this Contract will not be affected, and this Contract shall remain valid. The effect of Party A’s joint and several guarantee liability under this Contract shall be applicable to the legal liability of the Master Contract Debtor after the Master Contracts become invalid (including but not limited to return and compensation for losses).

17.2 If a clause or part of a clause of this Contract becomes or will become invalid, the invalid clause or part shall not affect the validity of this Contract and the other clauses of this Contract or other contents of such clause.

Article 18 Effectiveness, Change and Rescission of the Contract

18.1 (Applicable to institutions) This Contract shall come into force after being signed (signed or stamped with name seals) and stamped with official seals or contract-specific seals by the legal representative or authorized agent of Party A and the legal representative/leader or authorized agent of Party B.

(Applicable to individuals) This Contract shall come into force after being signed (signed or stamped with name seals) by the Party A himself/herself or his/her authorized agent and being signed (signed or stamped with name seals) and stamped with official seal or contract-specific seal by the legal representative/leader or authorized agent of Party B.

18.2 After this Contract comes into force, neither Party A nor Party B shall change or rescind this Contract without authorization, except as already agreed in this Contract; If it is actually necessary to change or rescind this Contract, both parties shall reach a consensus through negotiation and enter into a written agreement.

Article 19 Others

19.1 For matters not covered by this Contract, Party A and Party B may separately reach a written agreement as an appendix to this Contract. Any appendix, amendment or supplement to this Contract shall constitute an integral part of this Contract and shall have the same legal effect as this Contract.

19.2 Notice and Service

19.2.1 Any notice or demand hereunder, or any legal document for debt collection or litigation (arbitration) in connection with this Contract or other communication may be delivered or sent to the address or contact information specified in the first part of this Contract.

19.2.2 If any notice, demand, debt collection letter or other communication given by Party B to Party A under this Contract is sent by telex, telephone, fax or email, it shall be deemed to have been served on Party A as soon as it is sent; Any postal letter shall be deemed to have been served on Party A on the third day from the date of posting; In case of personal delivery, the date of Party A’s signature and receipt shall be deemed as the date of service. In case of Party A’s rejection, the deliverer may record the delivery process by taking photos or recording videos, and shall retain the document, in which case it shall also be deemed to have been served.

19.2.3 Any judicial organ or arbitration organ may also send relevant (legal) documents to Party A according to the address and contact information specified in Article 19.2.1 of this Contract. If no one signs for them or Party A rejects them, the date when the (legal) documents are returned shall be deemed as the date of service; If Party A rejects the document delivered directly, the deliverer may take photos or record videos to record the delivery process, and shall retain the (legal) document, in which case it shall also be deemed to have been served. If Party A provides wrong contact information or fails to inform Party A of the changed contact information in time, resulting in the failure of service or return of any (legal) document, the date of return of the (legal) document shall be deemed as the date of service.

19.2.4 If the said contact information provided by Party A is changed, Party A shall notify Party B in writing within three (3) days after such change; After the debt under this Contract enters into the litigation or arbitration stage, it shall inform the trial organ in writing. Otherwise, any notice or other document sent according to the original contact information shall be deemed to have been served even if it is not received by the changing party.

19.3 This Contract is made in duplicate, one for Party A and one for Party B.

19.4 Party B has drawn Party A’s attention to the terms of exemption or limitation of its liability under this Contract through bold, blacked and highlighted lettering and other reasonable methods, and has fully explained relevant terms as required by Party A; Party A and Party B have no objection to the understanding of all the terms and contents of this Contract.

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(This page contains no text as the signature page of the Maximum Amount Guarantee Contract numbered 2020 SYZBZ No. 811208071607)

Party A: [ ]	(The individual should fill out here)
(The institution should fill out here)	Signature of Myself/Authorized Agent:

(Official Seal or Contract Seal)	/s/ Gracell Biotechnologies (Shanghai) Co., Ltd. (Seal)
Legal Representative (or Authorized Agent)	Gracell Biotechnologies (Shanghai) Co., Ltd.

Confirmation by the spouse: I have known the above provisions of the contract, and have no objection to Party A’s assumption of the guarantee liability hereunder (including but not limited to the disposition of the community property of husband and wife), and Party A’s service address (including the changed address) is my service address.

Signature of Party A’s spouse/Authorized Agent:

/s/ Cao Wei (Seal)

Party B: [    ]

(Official Seal or Contract Seal)

/s/ Suzhou Branch of China CITIC Bank Co., Ltd. (Seal)

Suzhou Branch of China CITIC Bank Co., Ltd.

Legal Representative/Leader (or Authorized Agent) Zhao Yuanxin

Appendixes List of Creditor’s Rights Transferred to the Maximum Amount Guarantee

Appendixes

List of Creditor’s Rights Transferred to the Maximum Amount Guarantee

Serial No.	Contract No.	Contract Name	Amount of Principal Creditor’s Rights under the Contract	Remarks

1